UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 9, 2010

Tortoise Capital Resources Corporation
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 Ash Street, Suite 300, Leawood, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 981-1020
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously announced in a report on Form 8-K filed on January 6, 2010, on December 31, 2009, Mowood, LLC (“Mowood”), a subsidiary portfolio company of Tortoise Capital Resources Corporation (the “Company”), entered into a definitive Membership Interest Purchase Agreement (the “Agreement”) with Landfill Energy Systems LLC (“LES”) to sell Mowood’s wholly-owned subsidiary, Timberline Energy, LLC (“Timberline”) to LES.  Timberline is an owner and developer of projects that convert landfill gas to energy.

On February 9, 2010, the Company announced that Mowood closed the sale of Timberline to LES.  The Company expects to receive a distribution of proceeds totaling approximately $9.0 million from the sale, subject to customary closing adjustments.  Over the next two years, the Company could receive additional proceeds of up to $2.4 million, based on contingent and escrow terms.

Following the transaction, Mowood will continue its ownership and operation of Omega Pipeline Company, LLC, a local distribution company which serves the natural gas and propane needs of Fort Leonard Wood and other customers in south central Missouri.

A copy of the press release announcing the closing of the transaction is attached as Exhibit 99.1 to this Form 8-K.

Item 8.01.	Other Events.

On February 9, 2010, the Company announced the declaration of its first quarter 2010 distribution of $0.13 per common share.  A copy of the press release is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated February 9, 2010

99.2	Press Release dated February 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TORTOISE CAPITAL RESOURCES CORPORATION

Dated:  February 11, 2010                                                                                 By:  /s/ Terry Matlack
                                      Terry Matlack
                                  Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 9, 2010

99.2	Press Release dated February 9, 2010